LODGIAN, INC. AND SUBSIDIARIES
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP measures)
with Loss from Continuing Operations (a GAAP measure)
	2004	2003
	Fourth Quarter	Fourth Quarter

($ in thousands)
Continuing operations:
(Loss) income from continuing operations	$(11,071)	$(17,028)
Depreciation and amortization	635	7,194
Fresh start adjustments	—	—
Interest income	(345)	(196)
Interest expense	7,561	7,718
Preferred stock dividends	—	4,065
Loss on preferred stock redemption	—	—
Provision (benefit for income taxes — continuing operations	(260)	(48)
EBITDA from continuing operations	$2,520	$1,705

Adjustments to EBITDA:
Post-emergence Chapter 11 expenses, included in corporate	$60	$1,289
and other on consolidated statement of operations
Reorganization expenses	—	(647)
Impairment loss	6,809	11,287
Gain on asset dispositions	—	(445)
Casualty losses for damage caused to our properties by the	294	—
hurricanes that hit the Southeastern United States in the third quarter
Adjustments to bankruptcy claims reserves	(38)	(218)

Adjusted EBITDA from continuing operations	$9,645	$12,971

Continuing operations excluding Closed Hotels due to Hurricane Damage:
(Loss) income from continuing operations	$(9,852)	$(17,168)
Depreciation and amortization	6,403	6,926
Fresh start adjustments	—	—
Interest income	(342)	(194)
Interest expense	7,300	7,491
Preferred stock dividends	—	4,065
Loss on preferred stock redemption	—	—
Provision (benefit for income taxes — continuing operations	(260)	(48)
EBITDA from continuing operations	$ ,250	$1,072

Adjustments to EBITDA:
Post-emergence Chapter 11 expenses, included in corporate	60	1,289
and other on consolidated statement of operations
Reorganization expenses	—	(647)
Impairment loss	6,763	11,249
Gain on asset dispositions	—	(445)
Casualty losses for damage caused to our properties by the	83	—
hurricanes that hit the Southeastern United States in the third quarter
Adjustments to bankruptcy claims reserves	(37)	(214)
Adjusted EBITDA from continuing operations	$0,119	$12,304

LODGIAN, INC. AND SUBSIDIARIES
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP measures)
with Loss from Continuing Operations (a GAAP measure)
2004
($in thousands)
Continuing operations:
(Loss) income from continuing operations	$(35,846)
Depreciation and amortization	27,376
Fresh start adjustments	—
Interest income	(647)
Interest expense	42,990
Preferred stock dividends	9,383
Loss on preferred stock redemption	6,063
Provision (benefit) for income taxes — continuing operations	228

EBITDA from continuing operations	$49,547

Adjustments to EBITDA:
Post-emergence Chapter 11 expenses, included in corporate and other on our consolidated statement of operations	$457
Reorganization expenses	—
Impairment loss	7,416
Gain on asset dispositions	—
Casualty losses for damage caused to our properties by the hurricanes that hit the southeastern United States in the third quarter	2,313
Adjustments to bankruptcy claims reserves	(38)

Adjusted EBITDA from continuing operations	$59,697